Exhibit 10.6.1

EMPLOYMENT AGREEMENT

This Agreement is made on the January 8, 2001

between

Fabrinet (USA) a company incorporated in California, USA, whose principal office is at 4104 24th Street #345, San Francisco, CA 94114-3615 (“the Company”)

and

Mr. Nat Mani (“the Executive”)

IT IS HEREBY AGREED as follows:

1.	As from January 8, 2001 the Executive shall be employed by the Company under the terms of this Agreement.

2.	The Executive shall hold office and serve the Company as Vice President of Business Development In such capacity the Executive shall perform the duties and exercise the powers consistent with such office which may from time to time be assigned to or vested in him by the Board of Directors of the Company (“the Board”) and the Executive shall from time to time give to the Board all such information regarding such matters as it shall require and shall implement and apply the policy of the Company as set forth by the Board from time to time.

3.	Subject to Clause 4 below the Executive shall unless prevented by ill health devote such necessary time and attention to the services of the Company as is reasonable and shall promote the interests of the Company and use his best endeavors to promote and expand the businesses of the Company.

4.	(a)	The Company shall pay to the Executive during the continuance of his employment hereunder an annual base salary at the rate of US$ 180,000.

	(b)	The Company shall, at its discretion, pay to the Executive a bonus based upon the results achieved by the Executive by reference to such targets and other criteria as may be determined by the Company.

5.	The Executive shall be entitled to paid vacation at number of working days in each year as specified in the Company’s work rules

6.	(a)	The Company shall pay to the Executive the amount of all hotel, traveling and other expenses reasonably and property incurred by him in the discharge of his duties hereunder upon receipt of proper expense accounts prepared in accordance with Company policy.

7.	(a)	The Executive shall not without the consent in writing of the Board either during the continuance of his employment hereunder except so far as necessary in the performance of his duties, or thereafter divulge to any person whomever or directly or indirectly use or exploit otherwise than for the benefit of the Company any secret or confidential information (including matters of a technical nature, such as research projects, and matters of a business nature, such as information relating to costs, profits, markets, list of customers and any other information of a similar natures to the extent not available to the public) which has or may come to his knowledge during the course of his employment hereunder.

	(b)	On the termination of his employment hereunder, the Executive shall promptly deliver to the Company all original and copy documents or correspondence and all manuals, letters, notes, notebooks, reports and other material of a secret or confidential nature relating to the matters referred to in this Clause and which are in his possession or under his control.

8.	(a)	The employment of the Executive will continue until terminated by either party giving the other 1 month’s notice in writing.

	(b)	If the Executive willfully neglects to carry out his duties or commits any willful breach of the terms of this Agreement, the Company may with or without prior written notice to the Executive forthwith terminate his employment hereunder.

9.	Any notice to be given hereunder by either party to the other may be served by sending the same by recorded delivery post addressed to the other party, in the case of the Company at its principal office and in the case of the Executive at his last known residential address. Any notice so sent shall be deemed to be served on the date of posting and in proving such service it shall be sufficient to show that the letter containing the same was properly addressed and posted by recorded delivery post.

10.	This Contract shall be governed by and construed under the laws of the State of California, U.S.A.

Signed by	/s/ David T. Mitchell
The Company (David T. Mitchell, Director)

Signed by	/s/ Nat Mani
The Executive (Nat Mani)